Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements listed below of Saks Incorporated of our report dated March 26, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 26, 2008 relating to the financial statement schedule, which appears in this Form 10-K.

Registration Statements on Form S-3

Registration Numbers

333-55805

333-61881

333-64175

333-66755

333-71933

333-116578

Registration Statements on Form S-4

Registration Numbers

333-09043

333-41563

333-60123

333-75120

333-113239

Registration Statements on Form S-8

Registration Numbers

33-88390

333-00695

333-25213

333-47535

333-51244

333-66759

333-83161

333-83159

333-91416

PricewaterhouseCoopers LLP

Birmingham, Alabama

March 26, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-91416) of Saks incorporated of our report dated March 26, 2008 relating to the financial statements of Saks Incorporated Employee Stock Purchase Plan, which appears in Exhibit 99.1 in this Form 10-K.

PricewaterhouseCoopers LLP

Birmingham, Alabama

March 26, 2008